EXHIBIT 23.1
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            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-2 on Form S-3 and related prospectus (SEC File No. 333-126047) for the registration of 1,130,927 shares of common stock filed by Nestor, Inc. of our report dated March 18, 2005, relating to the financial statements which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Form S-3 Registration Statement.





/s/Carlin, Charron & Rosen, LLP
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Carlin, Charron & Rosen, LLP
Providence, Rhode Island


October 31, 2005